Exhibit 99.1

For Release Wednesday, June 4, 2014; 7:00 AM ET

CYBERONICS REPORTS RECORD QUARTER AND ANNUAL RESULTS

AND PROVIDES FISCAL 2015 GUIDANCE

Fiscal 2014 Net Sales of $282 million, an 11% Increase
Record Quarterly Net Sales and Operating Income
Continued Strong International Results

HOUSTON, Texas, June 4, 2014 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the fourth quarter and fiscal year ended April 25, 2014.

Annual highlights1

Operating results for fiscal 2014 compared to fiscal 2013, and other achievements, include:

•	Record worldwide sales of $282.0 million, an increase of 10.9%;

•	Record worldwide unit sales of 13,982, an increase of 8.1%;

•	Record adjusted non-GAAP income from operations of $87.5 million, an increase of 11.6%;

•	Adjusted non-GAAP income from operations margin of 31.0%;

•	Adjusted non-GAAP income per diluted share increased by 17.2% to $2.04;

•	Adjusted EBITDA reached $104.3 million, an increase of 10.2%;

•	European limited launch of AspireSR™ generator;

•	Completion of construction of the international manufacturing facility in Costa Rica; and

•	Share repurchases on the open market of 1.2 million shares for $69 million.

Quarterly highlights1

Operating results for the fourth quarter of fiscal 2014 compared to the fourth quarter of fiscal 2013, and other achievements, include:

•	Record worldwide net sales of $74.8 million, an increase of 9.5%;

•	Record U.S. net product sales of $58.2 million, an increase of 3.7% over the comparable quarter of the prior year, and an increase of 9.8% over the third quarter of fiscal 2014;

•	Record international net sales of $16.7 million, an increase of 36.5% on a constant currency basis, of which a single contract accounted for $2.6 million;

•	Record worldwide unit sales of 3,723, an increase of 8.3%;

•	Record international unit sales of 1,241 units, a 23.9% increase;

•	Income from operations increased by 14.4% to a record $23.4 million;

•	Adjusted non-GAAP income per diluted share of $0.55 compared with adjusted non-GAAP income per diluted share of $0.46, an increase of 19.6%;

•	Completion of chronic heart failure (“CHF”) clinical study six-month follow-up; and

•	Regulatory filings for the new manufacturing facility in Costa Rica.

1.
The financial and operating results for the thirteen weeks, and fifty-two weeks, ended April 25, 2014 and April 26, 2013 include and exclude certain items for the purposes of non-GAAP comparisons. As discussed below under “Use of Non-GAAP Financial Measures,” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures including adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share, and adjusted EBITDA. Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP. Please refer to the attached non-GAAP reconciliation. Numbers may be affected by rounding.

Results and objectives

“For the sixth consecutive year, the Cyberonics team delivered record net sales and record non-GAAP operating income,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “We are pleased that we achieved key financial goals that were set before the beginning of the fiscal year, and continued our consistent multi-year sales and profit growth.

“In the fourth quarter, we again achieved record net sales, income from operations, adjusted non-GAAP net income, and adjusted non-GAAP earnings per share.  International unit sales and revenue, with and without the 126-unit single country sale of $2.6 million, also reached new records.  Europe continued to deliver double-digit unit growth with a quarterly unit increase of 18% over the fourth quarter of the prior year.  Latin America has again demonstrated consistent and impressive growth.

“After a slow finish to the fiscal third quarter, and a slow start to the fourth quarter, U.S. epilepsy sales recovered strongly through the fourth quarter.  In the last two months of the fourth quarter, new patient activity rebounded strongly, resulting in growth of more than 10% over the third quarter.  We continue to believe in the potential of this underserved market and are increasing our investment in sales and marketing significantly for fiscal 2015.  We increased the number of customer-facing personnel by approximately 10%, most of whom were hired in the fourth quarter.  Further, our marketing efforts, with particular emphasis on new prescribers, surgeons and patient awareness, have also increased and will continue to grow in the new fiscal year.

“Our recent announcement regarding the appointments of Rohan Hoare as Chief Operating Officer and Dr. O’Neill DeCruz as Chief Medical Officer also demonstrates our further commitment to focus on growth in our core epilepsy market.

“As discussed on our last earnings call, we planned to commence a limited commercial launch of the AspireSR generator in Europe.  That limited launch has begun, and we are pleased with the initial acceptance.  Communications with the Food and Drug Administration (“FDA”) to determine next steps for U.S. approval for the AspireSR generator are underway.  The AspireSR generator is the first closed-loop VNS Therapy System, and is an important addition to our product portfolio, providing physicians and patients with another foundational treatment option for drug-resistant epilepsy.

“During the past few months, we have made considerable progress with the ProGuardian™ product family, and we recently submitted the first product of this family for regulatory approval in Europe.  Submission to the FDA is also expected to occur this quarter.  Product development work has continued on the Centro™ (formerly referred to as Relay) generator, the third of our key projects, and we expect a regulatory submission for that product in fiscal 2015.

“The ANTHEM-HF pilot study assessing Autonomic Regulation Therapy (ART™) has been completed as planned, and the clinical investigators have submitted an abstract for presentation of results at the European Society of Cardiology meeting in early September.  Regulatory submission to obtain a CE Mark is planned in fiscal 2015,” concluded Mr. Moore.

Stock Repurchase Update

After purchasing more than one million shares on the open market in fiscal 2014, including 190,000 shares in the most recent quarter, 740,000 shares remain available to be repurchased under the current authorization.  This program is expected to be completed by the end of fiscal year 2015.

Fiscal 2015 guidance

Please refer to the Table on the last page of this release.

Cyberonics is providing guidance for fiscal 2015 as follows:

Net sales are expected to be in the range of $300 million to $307 million.  The assumptions used in setting this range include:

•	Growth of approximately 10% over fiscal 2014, after adjusting fiscal 2014 for the single country order of $4.7 million, and license revenue of $1.5 million which concluded in fiscal 2014;

•	Worldwide unit growth of approximately 7%;

•	Mid-to-high single-digit growth in U.S. new patient implants;

•	Mid-single-digit growth in U.S. replacement implants;

•	Continued strong international sales growth; and

•	Euro/Dollar exchange rate of $1.35.

Gross profit is expected to be between 90.0% and 91.0%.

Income from operations is expected to be in the range of $96 million to $99 million.  The company anticipates an effective tax rate of approximately 35% for fiscal 2015, which assumes the renewal of the R & D tax credit.

Net income for fiscal 2015 is expected to be in the range of $62 million to $64 million.

The company expects that diluted earnings per share (EPS) will be in the range of $2.33 to $2.39.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s fourth-quarter results, which is available in the investor relations section of Cyberonics’ corporate website at www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per diluted share of the company excluding unusual items.  Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

Fourth-Quarter Results Webcast and Conference Call Instructions

Cyberonics will host a conference call today, June 4, 2014, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2014 fourth quarter, and annual results, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 19416952.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning increasing our epilepsy market penetration and sales growth, completing product development work, conducting and completing clinical studies, applying for and obtaining regulatory approvals, completing our share repurchase program and achieving our financial guidance for fiscal 2015.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of the VNS Therapy System and sales of our products; the development and satisfactory completion of clinical studies the achievement of regulatory approval for new products, including use of the VNS Therapy System for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by the Centers for Medicare & Medicaid Services, state Medicaid agencies and private insurers; the presence or absence of intellectual property protection and potential infringement claims; maintaining compliance with government regulations; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 26, 2013 and our Quarterly Report on Form 10-Q for the fiscal quarters ended July 26, 2013, October 25, 2013 and January 24, 2014.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

 CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited except where indicated)

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 25, 2014	April 26, 2013	April 25, 2014	April 26, 2013
				(Audited)

Net sales	$74,849,270	$68,343,567	$282,014,160	$254,320,417
Cost of sales	7,424,605	6,359,064	27,354,891	21,907,264
Gross profit	67,424,665	61,984,503	254,659,269	232,413,153
Operating expenses:
Selling, general and administrative	32,274,361	29,975,531	120,641,897	112,515,262
Research and development	11,732,284	11,545,403	46,562,775	41,551,444
Litigation settlement	-	-	7,442,847	-
Total operating expenses	44,006,645	41,520,934	174,647,519	154,066,706
Income from operations	23,418,020	20,463,569	80,011,750	78,346,447

Interest income	37,469	43,653	182,266	84,287
Interest expense	(3,269)	(18,260)	(20,048)	(119,303)
Other expense, net	(88,868)	(129,342)	(295,272)	(3,036,806)

Income before income taxes	23,363,352	20,359,620	79,878,696	75,274,625
Income tax expense	4,935,346	8,827,549	24,988,439	28,917,123

Net income	$18,428,006	$11,532,071	$54,890,257	$46,357,502

Basic income per share	$0.69	$0.42	$2.02	$1.68
Diluted income per share	$0.68	$0.41	$2.00	$1.66

Shares used in computing basic income per share	26,818,166	27,564,780	27,142,597	27,604,006
Shares used in computing diluted income per share	27,116,411	27,910,627	27,466,474	28,008,960

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	April 25, 2014	April 26, 2013
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$103,299,116	$120,708,572
Short-term investments	25,028,957	15,000,000
Accounts receivable, net	50,674,041	39,450,113
Inventories	17,630,111	17,718,454
Deferred tax assets	17,208,365	10,297,991
Other current assets	6,590,612	4,183,213
Total Current Assets	220,431,202	207,358,343
Property, plant and equipment, net	39,534,873	28,555,742
Intangible assets, net	11,654,690	9,219,999
Long-term investments	15,944,427	10,588,202
Deferred tax assets	5,770,644	7,825,286
Other assets	855,558	495,738
Total Assets	$294,191,394	$264,043,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$29,897,697	$29,025,478
Total Current Liabilities	29,897,697	29,025,478
Long-term Liabilities	5,193,853	5,449,604
Total Liabilities	35,091,550	34,475,082
Total Stockholders' Equity	259,099,844	229,568,228
Total Liabilities and Stockholders' Equity	$294,191,394	$264,043,310

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited except where indicated)

	For the Fifty-Two Weeks Ended
	April 25, 2014	April 26, 2013
		(Audited)

Cash Flow From Operating Activities:
Net income	$54,890,257	$46,357,502
Non-cash items included in net income:
Depreciation	4,288,184	3,770,756
Amortization	1,314,309	867,613
Stock-based compensation	11,239,987	11,683,249
Deferred income tax	(5,200,888)	22,421,044
Deferred license revenue amortization	(1,467,869)	(1,493,968)
Impairment of investment	-	4,058,768
Gain on warrant liability	-	(1,325,574)
Other	72,287	136,344
Changes in operating assets and liabilities:
Accounts receivable, net	(10,656,327)	(10,184,633)
Inventories	254,190	(3,395,899)
Other current and non-current assets	(2,626,110)	(504,645)
Current and non-current liabilities	2,087,796	6,563,629
Net cash provided by operating activities	54,195,816	78,954,186
Cash Flow From Investing Activities:
Short-term investments	(9,994,250)	(15,000,000)
Equity investments	(5,356,225)	(6,588,201)
Intangible asset purchases	(3,839,000)	(4,600,000)
Purchases of property, plant and equipment	(15,222,440)	(9,705,446)
Net cash used in investing activities	(34,411,915)	(35,893,647)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	9,737,212	9,742,948
Cash settlement of stock units	(1,323,369)	-
Purchase of treasury stock	(72,358,863)	(33,009,394)
Realized excess tax benefit	26,678,199	4,416,583
Net cash used in financing activities	(37,266,821)	(18,849,863)
Effect of exchange rate changes on cash and cash equivalents	73,464	(156,379)
Net increase (decrease) in cash and cash equivalents	(17,409,456)	24,054,297
Cash and cash equivalents at beginning of period	120,708,572	96,654,275
Cash and cash equivalents at end of period	$103,299,116	$120,708,572

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following table sets forth the reconciliation between GAAP income from operations and adjusted non-GAAP income from operations (unaudited):
	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 25, 2014	April 26, 2013	April 25, 2014	April 26, 2013

Income from operations	$23,418,020	$20,463,569	$80,011,750	$78,346,447
Litigation settlement	-	-	7,442,847	-
Adjusted non-GAAP income from operations	$23,418,020	$20,463,569	$87,454,597	$78,346,447

The following tables set forth the reconciliation between GAAP and our non-GAAP financial measures for net income and diluted income per share (unaudited):
	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 25, 2014	April 26, 2013	April 25, 2014	April 26, 2013

Net income	$18,428,006	$11,532,071	$54,890,257	$46,357,502
Gain on warrants’ liability (1)	-	-	-	(1,325,574)
Impairment of investment (2)	-	1,339,561	-	3,812,162
Litigation settlement, net of tax	-	-	4,776,075	-
Discrete tax item (3)	(3,533,675)	-	(3,533,675)	-
Adjusted non-GAAP net income	$14,894,331	$12,871,632	$56,132,657	$48,844,090

Diluted income per share	$0.68	$0.41	$2.00	$1.66
Gain on warrants’ liability (1)	-	-	-	(0.05)
Impairment of investment (2)	-	0.05	-	0.13
Litigation settlement, net of tax	-	-	0.17	-
Discrete tax item (3)	(0.13)	-	(0.13)	-
Adjusted non-GAAP diluted income per share (4)	$0.55	$0.46	$2.04	$1.74

(1)	Gain on warrants’ liability, which was not a taxable transaction.
(2)	The impairment relates to our investment in a convertible debt instrument, net of tax.
(3)	This represents the release of valuation allowance tax benefit based on the recoverability of the deferred tax assets of our European subsidiary, Cyberonics BVBA.
(4)	Numbers may be affected by rounding.

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):
	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 25, 2014	April 26, 2013	April 25, 2014	April 26, 2013

Adjusted non-GAAP net income	$14,894,331	$12,871,632	$56,132,657	$48,844,090
Interest (income) expense, net	(34,200)	(25,393)	(162,218)	35,016
Other expense, net	88,868	129,342	295,272	303,612
Depreciation and amortization	1,452,739	1,197,355	5,602,493	4,638,369
Equity based compensation	2,847,544	2,573,827	11,239,987	11,683,249
Income tax expense – adjusted for non-GAAP net income items	8,469,021	7,487,988	31,188,886	29,163,729
Adjusted EBITDA	$27,718,303	$24,234,751	$104,297,077	$94,668,065

NET SALES
Fiscal 2014 and Guidance for Fiscal 2015
($000s)

	Fiscal 2014	Growth over Fiscal 2013	Fiscal 2015 Mid-Point	Growth over Fiscal 2014	Fiscal 2015 Guidance Range			Range of Growth over Fiscal 2014

U.S.	$225,455	7.9%	$247,500	9.8%	$245,000	-	$250,000	8.7%	-	10.9%

International	50,345	14.5%	56,000	11.2%	55,000	-	57,000	9.2%	-	13.2%

Net sales(1)	$275,800	9.1%	$303,500	10.0%	$300,000	-	$307,000	8.8%	-	11.3%

Single country order	$4,746	N/A	$-	N/A

Net product sales	$280,546	11.0%	$303,500	8.2%	$300,000	-	$307,000	6.9%	-	9.4%

Licensing revenue	$1,468	-1.7%	$-	N/A

Net sales	$282,014	10.9%	$303,500	7.6%	$300,000	-	$307,000	6.4%	-	8.9%

(1)	Net product sales excluding single country order